UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2006
HOME CITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-21809	34-1839475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
    2454 N. Limestone Street, Springfield, Ohio 45503
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (937) 390-0470

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On October 20, 2006, Home City Financial Corporation (“HCFC”) filed with The NASDAQ Stock Market notice that it would voluntarily withdraw its common shares, no par value per share, from listing on The NASDAQ Capital Market effective prior to the opening of trading on October 31, 2006. HCFC reported that it was delisting its shares in connection with the reverse and forward stock splits that were scheduled to be voted on by HCFC’s shareholders on October 27, 2006. On October 30, 2006, HCFC issued a press release reporting that HCFC’s 2006 Annual Meeting of Shareholders on October 27, 2006, was adjourned without business being conducted. The Board of Directors is re-assessing whether the stock splits proposed to be presented to the shareholders at the Annual Meeting remain in the best interests of the shareholders in light of a substantial increase in the number of common shares that would be cashed out. HCFC therefore withdrew its notice of intention to withdraw its common shares from trading on The NASDAQ Capital Market and will reconsider such delisting in connection with its ongoing assessment of the stock splits.
Section 8 — Other Events
Item 8.01 Other Events.
     On October 30, 2006, HCFC issued a press release reporting that HCFC’s 2006 Annual Meeting of Shareholders on October 27, 2006, was adjourned without business being conducted. The Board of Directors is re-assessing whether the stock splits proposed to be presented to the shareholders at the Annual Meeting remain in the best interests of the shareholders in light of a substantial increase in the number of common shares that would be cashed out. The press release is attached to this Form 8-K as Exhibit 99 hereto and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
     (a) and (b). Not applicable.
     (c) Exhibits.
          See Index to Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME CITY FINANCIAL CORPORATION

By:	/s/ J. William Stapleton

J. William Stapleton President, Chief Executive Officer & Chief Operating Officer
Date: October 30, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

99	Press Release dated October 30, 2006